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                                                                   EXHIBIT 10.14

                            HARKEN ENERGY CORPORATION

                              AMENDED AND RESTATED
                        AGREEMENT REGARDING COMPENSATION
                         IN EVENT OF A CHANGE IN CONTROL

This Amended and Restated Agreement regarding Compensation In the Event of a Change In Control (the "Agreement") is made and entered into this the 2/nd/ day of April, 2001, but to be effective as of the 30/th/ day of December, 1999, ("Effective Date") by and between HARKEN ENERGY CORPORATION, a Delaware corporation, (the "Company") and MIKEL D. FAULKNER, an individual ("Executive").

WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company did adopt certain resolutions dated August 26, 1998 providing for an Executive Severance Policy for officers of the Company and other members of management ("Executive Severance Policy") of the Company, as therein defined, in the event of certain circumstances, including a Change of Control, as hereinafter defined, occurring; and,

WHEREAS, the Committee has determined that is in the Company's best interest and that of its shareholders to enter into an Agreement with Executive to further expand on the benefits provided for under the referenced resolutions ("Resolutions") creating the Executive Severance Policy for certain named Executive officers of the Company and its operating subsidiaries as provided for in resolutions of the Committee dated December 30, 1999; and,

WHEREAS, the Executive and the Company did execute a prior Agreement regarding Compensation In the Event of a Change In Control (the "Prior Agreement") dated February 1, 2000; and

WHEREAS, the Company and the Executive now wish to amend, replace and restate in full such Prior Agreement, together with any and all amendments, if any, thereof previously executed through the date hereof in order to clarify, correct and amend certain provisions thereof; and

WHEREAS, Executive is as of the Effective Date an executive officer of the Company or of one of its operating subsidiaries and has been identified by the Committee as a person on whom the Company relies and whom it is in the Company's best interest to retain in its employ; and,

WHEREAS, this Agreement, when duly signed and accepted by Executive shall define, set forth and provide the benefits, payments and obligations of the Company to the Executive in the event of the occurrence of a Change of Control, in lieu and replacement of those similar benefits offered and provided to Executive under the Executive Severance Policy as set out under the Resolutions; and,

WHEREAS, the Committee has determined that the Company will receive significant benefit and value from this Agreement in preserving for the Company the employment and services of

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Executive in the event a Change of Control event should occur, which value and benefit to the Company will at least be equal to the obligations hereunder assumed by the Company.

NOW THEREFORE, for and in the mutual considerations recited and referred to herein, the Company and Executive do hereby agree as follows:

Change of Control Payment

           1. In the event any Change of Control event shall occur and Executive is at that date in the current employ of the Company, then the Company shall owe and pay to Executive within thirty (30) calendar days following such triggering event, as additional earned income, a cash payment (the "Change of Control Payment") equal to thirty (30) times Executive's regular monthly salary which was last paid prior to the month in which such Change of Control event occurred.

Definition of In Company's Employ

           2. In the event that Executive's employment with the Company shall have terminated or been terminated voluntarily or involuntarily, with cause or without cause within forty-five
                  (45) calendar days prior to such Change of Control event occurring, then for purposes of this Agreement, the Executive shall be deemed to be in the Company's employ when the Change of Control event occurred and Executive shall be entitled to the benefits under this Agreement.

                  In the event that Executive shall on the date such Change of Control event occurs be on leave of absence, vacation, short-term disability, sick leave or other similar situation in which Executive is not physically on the job, with the consent of the Company or as allowed under Company Policies, then in any such event Executive shall be deemed to be in the current employ of the Company on that date for purposes of this Agreement.

Termination of Employment in Change of Control

           3. In the event of a Change of Control occurring as herein defined and Executive is in or is deemed to be in the employ of the Company as herein defined, then Executive shall be entitled to receive and be paid the Change of Control Payment irregardless of whether or not Executive's employment is thereafter continued or terminated by the Company or any successor or assignee of the Company. Such Change of Control Payment shall not be in lieu of nor in replacement of any severance, other benefits, rights or compensation Executive may otherwise be or become entitled to receive from the Company pursuant to any policies of the Company then in effect. The Company may not in any way request nor require the Executive to waive, delay, forfeit, exchange nor in any other way relinquish this Change of Control Payment nor the right to receive the same.

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                  In any event where Executive's employment with the Company is terminated voluntarily or involuntarily, with cause or without, whether in connection with a Change of Control or not, Executive's rights to severance, and other benefits to be paid by or due from the Company to Executive shall be without regard to this Agreement and the Change of Control Payment arising to Executive hereunder, save and except, if Executive's employment is terminated in connection with and at the time of a Change of Control event then if Executive receives benefits under this Agreement he shall not also be entitled to receive similar benefits arising under the Executive Severance Policy if this Policy is triggered by the same Change of Control event.

Change of Control

           4. A "Change of Control" event as contemplated and defined under this Agreement shall be deemed to occur upon any one or more of the following events occurring:

                         i) the Board shall approve, or the Company shall otherwise sell, transfer or convey to a person or party not wholly-owned and controlled by the Company, all or substantially all of the assets of the Company in any one transaction or a series of transactions;

                         ii) the closing of a transaction resulting in the consolidation or merger of the Company with or into another person or company pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting stock of the Company is changed into or exchanged for voting stock of the surviving corporation or its parent and (b) more than fifty percent (50%) of the voting stock of the Company is owned by a person or party other than who owned or held such shares prior to such transaction;

                         iii) a "person" or "group", (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), including but not limited to a prior or an existing shareholder, being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
                                    Act) of more than fifty percent (50%) of the voting stock of the Company then outstanding;

                         iv) during any period of two (2) consecutive years, or less, individuals who at the beginning of such period constitute the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was

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                                    previously so approved) cease for any reason
                                    (other than death) to constitute a majority of the Board then in office;

                         v) the approval by the Board or by the stockholders of any plan or proposal for the liquidation or dissolution of the Company;

                         vi) any other event or series of events that results in a change or right to change a majority of the members of the Board; or

                         vii) any event occurs which causes or would have caused, except for a waiver of the relevant provision or other action by the Board, a triggering of or a Change of Control to occur as set forth under the Stockholder Rights Plan adopted by the Board on April 7, 1998.

                  For purposes of this Section 4, any event which may constitute a Change of Control hereunder shall be after giving consideration and adjustment for stock splits, stock dividends or other like distributions to all shareholders.

Indemnification of Executive

           5. The Company agrees to indemnify and hold harmless the Executive from any claim, liability or action which may arise from any party, entity or source in regard to this Agreement or regarding any payment made by the Company to Executive pursuant to this Agreement.

Successors and Assigns

           6.

                         a) The Company covenants with Executive that it will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company is obligated to perform it. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement. As used in this Agreement, ("Company") shall mean the Company as defined in this Agreement and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                         b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die within forty-five (45) days

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                                    prior to the occurrence of a Change of
                                    Control event and the Change of Control
                                    Payment would otherwise have been payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's spouse or, if there is no such spouse, to the Executive's estate. This Agreement is personal to the Executive and may not be assigned by him.

                         c) Except to the extent allowed hereunder, no party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of the other party.

No Guaranteed Employment

           7. This Agreement shall not constitute nor be construed nor interpreted as any guarantee nor contract for continued employment of Executive with the Company, any subsidiary or any successor company. The parties stipulate that as to any rights of ongoing or future employment, that the Executive is an employee at will.

Notices

           8. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States overnight express mail, or nationally recognized private delivery service on an overnight basis, return receipt requested, postage prepaid, addressed as follows:

                       If to the Executive:      Mikel D. Faulkner

                            Office Address:     c/o Harken Energy Corporation
                                                16285 Park Ten Place, Suite 600
                                                Houston, Texas 77-84

                            Home Address:       1000 S. Peytonville
                                                Southlake, Texas 76092


                       If to the Company:       Harken Energy Corporation
                                                16285 Park Ten Place, Suite 600
                                                Houston, Texas 77084
                                                Attn:  Corporate Secretary
                                                Tel: (281) 717-1300
                                                Fax: (281) 717-1400

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                  Notices may also be sent to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

Miscellaneous

           9.

                         (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces, restates in full and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof including, but not limited to the Prior Agreement referenced above and any and all amendments which may have previously been entered into between Executive and the Company.

                         (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

                         (c) Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement or any of them and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which may be entitled, at law or in equity.

                         (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision of portion of any provision in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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                         (e)        No Waiver. The failure of any party hereto
                                    to exercise any right, power or remedy
                                    provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                         (f)        No Third Party Beneficiaries. This
                                    Agreement is not intended to be for the
                                    benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto, other than the parties hereto and their permitted successors, devisees and assigns.

                         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

                         (h) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, as the context requires.

                         (i) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                         (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

                         (k) Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to

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                                    each other such party documents, and (iii)
                                    to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first set forth above.

                                           EXECUTIVE

                                              /s/  Mikel D. Faulkner
                                           ------------------------------------
                                           Name:    Mikel D. Faulkner


                                           HARKEN ENERGY CORPORATION



                                           By:   /s/ Larry E. Cummings
                                              ----------------------------------
                                           Name:  Larry E. Cummings
                                           Its:   Vice President




LEGAL/LMH/Amended & Restated Change of Control-MDF

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